Exhibit 99.1

Queen’s Gambit Growth Capital Announces Receipt of Notification Letter from NASDAQ

NEW YORK, May 28, 2021 – Queen’s Gambit Growth Capital (the “Company”) announced today that it received a notice from the Listing Qualifications Department of The Nasdaq Capital Market (the “NASDAQ”) indicating that the Company is not in compliance with the NASDAQ Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s securities on the NASDAQ. The Company has 60 days, or until July 26, 2021, to submit a plan to regain compliance with respect to the delinquent Form 10-Q. The Company may regain compliance prior to this deadline by filing the Form 10-Q. The Company anticipates filing the Form 10-Q as soon as possible.

About Queen's Gambit Growth Capital

Queen's Gambit Growth Capital is a female-led special purpose acquisition company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The Company, led by Founder & Chief Executive Officer, Victoria Grace, intends to focus its search on identifying a target that is shaping the future of its sector by providing disruptive solutions that promote sustainable development, economic growth and prosperity.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Form 10-Q. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2021. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Daniel Yunger / Lindsay Gross
Kekst CNC
daniel.yunger@kekstcnc.com / lindsay.gross@kekstcnc.com